Exhibit 99.1

Entasis Therapeutics Reports Second Quarter 2019 Financial Results and Provides Business Update

WALTHAM, Mass., August 12, 2019 (GLOBE NEWSWIRE) – Entasis Therapeutics Holdings Inc. (NASDAQ: ETTX), a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, announced its second quarter financial results ended June 30, 2019 and provided a business update.

“We continued to make steady progress across all our pipeline programs in the first half of 2019,” commented Manos Perros, President and Chief Executive Officer of Entasis Therapeutics. “Earlier in April, we initiated the global ATTACK (Acinetobacter Treatment Trial Against Colistin) Phase 3 pivotal trial evaluating a fixed-dose combination of sulbactam plus durlobactam, or SUL-DUR (ETX2514SUL), as a potential treatment for carbapenem-resistant Acinetobacter baumannii infections. We also reported encouraging topline data from the Phase 1 study of ETX0282 which is being developed as a therapy for gram-negative infections caused by multidrug-resistant (MDR) Enterobacteriaceae.   We also announced the addition of David Meek, current CEO of Ipsen S.A. as Chairman of our board, who brings significant healthcare experience and insight to the Company as we execute on our strategic objectives.”

Second Quarter and Recent Business Highlights

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In April, Entasis initiated the ATTACK Phase 3 pivotal clinical trial to evaluate SUL-DUR for the treatment of patients with pneumonia and bloodstream infections caused by carbapenem-resistant A. baumannii. ATTACK is a global, two-part Phase 3 clinical trial that will enroll a total of 300 patients. Topline results from the study are expected to be available in second half of 2020.

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In June, the Company reported preliminary results from its  randomized, double-blind, placebo-controlled Phase 1 clinical study of ETX0282, an oral beta-lactamase inhibitor, being developed to combat multidrug-resistant Enterobacteriaceae. The trial is evaluating the safety, tolerability and pharmacokinetics of ETX0282 either alone or in combination with cefpodoxime proxetil (ETX0282CPDP) in healthy volunteers.  Results demonstrated that the plasma concentrations of the beta-lactamase inhibitor were in the projected therapeutic range. ETX0282 was generally well tolerated either alone or in combination with cefpodoxime proxetil, with no serious adverse events reported.

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The Company strengthened its board with the appointment of industry veteran, David Meek, as the Chairman of the Board of Directors. Mr. Meek has over two decades of valuable healthcare industry experience and is currently CEO and a Director of Ipsen S.A.

•	The Company also strengthened the management team with the additions of Eric Kimble as Chief Commercial Officer, Elizabeth Keiley as General Counsel and Andrew Dawson as Head of Human Resources.

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At the American Society for Microbiology (ASM) Microbe Conference, Entasis presented new findings supporting development of the Company’s three clinical programs: SUL-DUR, zoliflodacin and ETX0282CPDP. During the conference the Company presented data on the pharmacokinetics and pharmacodynamics for SUL-DUR which formed the basis of the dosing regimen tested in the Phase 2 clinical trial and the ongoing ATTACK Phase 3 clinical trial.

Second Quarter Financial Results

The Company reported a net loss of $13.4 million for the quarter ended June 30, 2019, compared to a net loss of $5.7 million for the quarter ended June 30, 2018. The increase in net loss was primarily related to an increase in research and development expenses and decreases in other income.

Research and development expenses were $10.7 million for the quarter ended June 30, 2019, compared to $9.5 million for the quarter ended June 30, 2018. The increase in research and development expenses was primarily attributable to clinical development expenses, primarily related to the advancement of our SUL-DUR product candidate.

General and administrative expenses were $3.4 million for the quarter ended June 30, 2019 compared to $2.5 million for the quarter ended June 30, 2018, as increased costs associated with additional headcount were offset by lower legal costs.

As of June 30, 2019, cash, cash equivalents and short-term investments were $59.5 million, compared to $74.6 million as of March 31, 2019. The Company believes its current cash position provides a runway into the fourth quarter of 2020.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ pathogen-targeted design platform has produced a pipeline of product candidates, including sulbactam-durlobactam (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae), and ETX0282CPDP (targeting Enterobacteriaceae infections). Entasis is also using its platform to develop a novel class of antibiotics, non-β-lactam inhibitors of the penicillin-binding proteins (NBPs) (targeting Gram-negative infections). For more information, visit www.entasistx.com.

Entasis Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition, changes in the regulatory environment, failure of Entasis’ collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Many of these factors are beyond Entasis’ control. These and other risks and uncertainties are described more fully in the Entasis’ filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this announcement are made as of this date, and except as required by law, Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Investor Relations Contacts

Tram Bui / Janhavi Mohite

The Ruth Group

(646) 536-7035 / 7026

tbui@theruthgroup.com

jmohite@theruthgroup.com

Media Contact

Kirsten Thomas

The Ruth Group

(508) 280-6592

kthomas@theruthgroup.com

(Financial Tables Follow)

Entasis Therapeutics Holdings Inc.

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$—	$5,000	$—	$5,000
Operating expenses:
Research and development	10,677	9,479	21,679	18,029
General and administrative	3,421	2,548	6,609	5,766
Total operating expenses	14,098	12,027	28,288	23,795
Loss from operations	(14,098)	(7,027)	(28,288)	(18,795)
Other income:
Grant income	372	1,750	1,201	2,839
Interest income	417	16	908	28
Total other income	789	1,766	2,109	2,867
Loss before income taxes	(13,309)	(5,261)	(26,179)	(15,928)
Provision for income taxes	73	472	144	472
Net loss	$(13,382)	$(5,733)	$(26,323)	$(16,400)
Net loss per share —basic and diluted	$(1.02)	$(453.60)	$(2.00)	$(1,297.57)
Weighted average common stock outstanding—basic and diluted	13,131,291	12,639	13,128,956	12,639

Entasis Therapeutics Holdings Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	June 30,	December 31,
	2019	2018

Cash, cash equivalents and investments	$59,473	$85,092
Other assets	7,016	4,182
Total assets	$66,489	$89,274

Total liabilities	$8,649	$6,391
Total stockholders’ equity	57,840	82,883
Total liabilities and stockholders’ equity	$66,489	$89,274